SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 24, 2010


                        Diversified Secure Ventures Corp.
             (Exact name of Registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)


           Nevada                   000-52638              20-44412118
     ------------------       ------------------       ------------------
(State or other jurisdiction (Commission File No.)      (I.R.S. Employer
       of incorporation)                               Identification No.)


              1285 WESTON RD. SUITE 629, TORONTO, ONTARIO M6M 4R2
              (Address of principal executive offices) (Zip Code)


                                  414-525-6872
               Registrant's telephone number, including area code

                          SECURE RUNWAY SYSTEMS CORP.
                          ---------------------------
            2283 Argentia Rd. Unit 10, Mississauga, Ontario L5N 5Z2
         (Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
        230.425)

[_]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
        240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
        Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
        Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets


ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following document is being filed herewith by Diversified Secure Ventures Corp. as an exhibit to this Current Report on Form 8-K:

Ex. 99.1   Press Release: DIVERSIFIED SECURE VENTURES CORP. (SRWY) ANNOUNCES THE
                CLOSING OF THE HEMLO "AURA" GOLD PROPERTY ACQUISITION AND COMPLEMENTS ITS INVESTOR RELATIONS TEAM































































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
                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          DIVERSIFIED SECURE VENTURES CORP.

Dated: November 24, 2010

                                        /s/ Edward Minnema
                                        ------------------
                                        Edward Minnema, President

  DIVERSIFIED SECURE VENTURES CORP. (SRWY) ANNOUNCES THE CLOSING OF THE HEMLO "AURA" GOLD PROPERTY ACQUISITION AND COMPLEMENTS ITS INVESTOR RELATIONS TEAM

TORONTO--(November  24,  2010)  - Diversified Secure Ventures Corp. (PINKSHEETS:
SRWY) (Diversified) is extremely pleased to announce ownership of a 60% interest on the Hemlo "AURA" Gold Property in the prolific Hemlo mining camp near Marathon, Ontario, through its wholly owned subsidiary 2221420 Ontario Inc., Diversified Secure Ventures. Edward Minnema, President and CEO of Diversified states, "I am very pleased for our shareholders and future shareholders of the acquisition of the Hemlo 'AURA' gold property, and wish to extend to International Explorers and Prospectors Inc. our appreciation for their continued assistance in negotiating a workable venture. The Hemlo area is once again abuzz with activity, and we look forward to being a part of that activity."

Diversified has issued and delivered 1 million shares of Diversified's common stock as per its agreement, and in return Diversified now owns an unencumbered 60% interest in the property. Diversified also has the option to acquire the remaining 40% by paying $50,000 within 6 months or $100,000 within one year of the signing date. Explorers will retain a Net Smelter Royalty of 3%, of which Diversified has the right to purchase 2% for $500,000 and $750,000 respectively.

The Hemlo area has a rich history of gold production. It has hosted 3 major mines, the Williams, David Bell, and the Barrick Hemlo Mine which has produced approx. 23 million ounces of gold. Diversified's property lies approx. 2.5 miles east of these mines which is geologically extremely favorable.

Diversified is adjoined by Metalcorp Limited and Newmont Mining Corp. Metalcorp is in the middle of an aggressive drill program and has had some significant assays with results of 19.7 g/ton au. and 11.4 g/ton au.

Metalcorp plans to make a production decision based on this drill program. Other companies in the vicinity include Barrick Gold and Jiminex Inc. Jiminex is also in the midst of an aggressive drill program with results pending. Barrick has continued operations at Hemlo. In 2009, Hemlo's gold production was 275,000 ounces at average total cash costs of $597 per ounce. Hemlo's estimated proven and probable mineral reserves as of December 31, 2009 was 1.3 million ounces of gold.

Diversified is also pleased to announce the hiring of Gary Patterson & Associates, Huntington Beach, California, to provide investor relations services to the Company. Mr. Patterson's background includes a very successful career of more than 30 years in business, emphasizing marketing, sales, and business development while at such companies as IBM, Honeywell, and Tandem Computers. This past decade he has combined this knowledge and experience with his strong interest in the investment community, focusing on companies in the emerging market arena, to offer investor relations support and other consulting activities to selected customers. Mr. Minnema, President and CEO of Diversified commented, "Prior to hiring Mr. Patterson, we have engaged in numerous discussions and am very pleased to now enter into this new relationship with him. I appreciate his honest and straight forward assessments and I believe he will communicate to our shareholders with accuracy and integrity and complement our existing Public Relations staff." Mr. Patterson comments, "I'm looking forward to working with a company which has an aggressive exploration program in one of today's hottest mineral sectors while at the same time has kept a tight control on key factors of concern to its shareholders such as share structure."

Diversified also wishes to inform its shareholders that negotiations in respect to the previously announced Nevada "Sundance" gold property are ongoing and progressing. The company is striving to bring its shareholders added value by acquiring viable mineral properties offering bluesky potential.

About Diversified Secure Ventures Corp.
Diversified Secure Ventures Corp. is a junior public company creating a diverse range of business ventures which will appeal to a broad audience so the Company will grow together with those different sectors of the economy. The company currently owns an unencumbered 60% interest of the Hemlo "AURA" Gold property in the prolific mining camp in Hemlo, Ontario. This area has hosted some very large gold mines including the 23 million ounce Barrick-Hemlo Gold mine.

Diversified has acquired a 100% interest in 2221420 Ontario Inc. The numbered company operates under the name Diversified Secure Ventures, and is a wholly owned subsidiary of Diversified Secure Ventures Corp. (Nevada).

Diversified also has an agreement with Mineral Resource and Technical Consulting Inc., a privately held Nevada Corporation. The focus of MRTC is to identify and acquire mining properties consisting of strategic minerals. Diversified Secure Ventures Corp. has the right to acquire a 35% interest in MRTC. Diversified presently owns 2,650,000 shares of MRTC.

Diversified also owns the licensing rights to a patented proprietary technology which detects Foreign Object Debris (FOD), which costs the aerospace industry US$1.1-2 billion per year in direct costs and as much $21 billion dollars per year in indirect costs. The global licensing agreement provides that Secure may install, develop, produce, implement, market, promote, and ultimately sell the licensed patented system on a worldwide basis.

Diversified has access to all know how with regard to the Foreign Object Debris Technology.

In addition to exploring for gold, strategic minerals and owning the license for the patented technology, the company is currently investigating other business ventures. With an advantageous share structure and through the building of a solid management team, the company will endeavour to provide increased shareholder value and at the same time minimize dilution so as to provide maximum return for shareholders. We invite current and prospective shareholders to contact us and learn more about our company or visit us at: www.diversifiedsecureventures.com

Safe Harbour Statement:
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan," or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements.

Contact
Edward Minnema
President
416-525-6872
diversifiedpresident@gmail.com

Brian Schor
Public Relations
585-490-0802
pr@diversifiedsecureventures.com

Gary Patterson
Investor Relations
714-369-2933
ir@diversifiedsecureventures.com